UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 6, 2006

SUMMIT BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-11986	75-1694807

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer ID No.)

3880 Hulen Street, Fort Worth, Texas 76107

(Address of principal executive offices)

(817) 336-6817

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.          Other Events.

          At the upcoming Annual Meeting of Shareholders of Summit Bancshares, Inc. (the “Corporation”), the Corporation’s shareholders will vote on a proposal to approve the 2006 Long-Term Incentive Plan of the Corporation (the “2006 Plan”).  As part of the process of evaluating this proposal, certain parties have requested that the Corporation disclose certain information with respect to outstanding options and the number of the Corporation’s shares of common stock that may be issued pursuant to awards of options under the 2006 Plan.

As of March 6, 2006, there were 598,704 shares issuable upon the exercise of awards of options granted under predecessor plans to the 2006 Plan.  The weighted average exercise price of such awards was $10.10 per share with a weighted average contractual life of 4.79 years.  Subject to certain adjustments, the number of the Corporation’s shares of common stock that may be issued pursuant to awards of options under the 2006 Plan is the difference between 1,250,000 shares less the number of shares of common stock issuable upon exercise of awards granted under any predecessor plan.  Therefore, a total of 651,296 shares of common stock may be issued pursuant to awards of options under the 2006 Plan on its effective date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUMMIT BANCSHARES, INC.

	By:	/s/ Bob G. Scott

DATE: April 6, 2006		Bob G. Scott, Chief Operating Officer